Exhibit 10.4

                               LAB HOLDINGS, INC.
                       1997 DIRECTORS' STOCK OPTION PLAN
                       (as amended as of August 17, 1998)

1.  PURPOSE

    The Lab Holdings, Inc. 1997 Directors' Stock Option Plan is designed to enable Directors of the Company to acquire or increase their ownership of the $1.00 par value common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its Subsidiaries and the enhancement of shareholders' interests.

2.  DEFINITIONS

    When used herein, the following terms shall have the meaning set forth below:

    2.1 "BOARD" means the Board of Directors of Lab Holdings, Inc.

    2.2 "BOOK VALUE" of property referred to in subsection 7.3 hereof means book value as determined in accordance with generally accepted accounting principles.

    2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.4 "COMPANY" means Lab Holdings, Inc.

    2.5 "DIRECTOR" means a member of the Board.

    2.6 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    2.7 "FAIR MARKET VALUE" means (i) with respect to the Company's Shares, the closing sales price of the Shares, as reported on the National Market System of the Nasdaq Stock Market, or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last date for which transactions in Shares were so reported prior to the date on which the value is to be determined; and (ii) with respect to property referred to in subsection 7.3 hereof, the value of such property as determined by independent, third party appraisal.

    2.8 "GRANTEE" means a person to whom an Option is granted.

    2.9 "NON-QUALIFIED STOCK OPTION" or "NQSO" means an Option awarded under the Plan which by its terms and conditions does not meet the terms and conditions established by Code Section 422A.

   2.10 "OPTION" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations fixed by the Plan, a number of Shares specified by the Plan. An Option can only be an NQSO.

   2.11 "PLAN" means the Company's 1997 Directors' Stock Option Plan.
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   2.12 "PRE-OWNED SHARES" means Shares owned by a Grantee at the time of the exercise of an Option, and if they are Shares which the Grantee acquired through the exercise of an Option under the Plan, such Shares have been owned for more than six months prior to the Option exercise.

   2.13 "RESIGNING DIRECTORS" means those directors whose resignations as such are effective on the date upon which a definitive Proxy Statement is filed with the Securities and Exchange Commission respecting a Special Meeting of Company shareholders, called for the purpose of considering and voting upon a proposal to amend the Company's Articles of Incorporation to change the Company's name to Lab Holdings, Inc.

   2.14 "SECURITIES ACT" means the Securities Act of 1933, as amended.

   2.15 "SHARES" means shares of the Company's $1.00 par value common stock or, if by reason of the adjustment provisions hereof any rights under an Option granted under the Plan pertain to any other security, such other security.

   2.16 "SUBSIDIARY" means any business, whether or not incorporated, in which the Company, at the time an Option is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

   2.17 "SUCCESSOR" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, by assignment, bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with subsection 6.7 hereof.

   2.18 "TAX DATE" means the date on which the amount of tax to be withheld with respect to an Option is determined.

   2.19 "TERM" means the period during which a particular Option may be exercised.

   2.20 "UNIT" means (i) the lowest number of Shares required to be purchased to permit the issuance with such Shares of a whole security of another type, if any, issuable pursuant to subsection 7.2 hereof upon exercise of an Option and (ii) such other whole security.

3.  ELIGIBILITY

    Each person who is a Director on the Effective Date of the Plan under
Section 9 hereof, other than Resigning Directors, and each person who becomes a Director thereafter during the term of the Plan shall be entitled (subject to any limitations imposed by Section 4 hereof) to participate in the Plan. A Director is entitled to participate whether or not he is also an officer of the Company and whether elected by shareholders or appointed to fill a vacancy created by the resignation of a Director or the expansion of the Board.
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4.  SHARES SUBJECT TO PLAN

    The Company hereby reserves 90,000 Shares for issuance in connection with Options under the Plan, subject to adjustment under Section 7 hereof. The Shares so issued may be unreserved Shares held in the treasury, however acquired, or Shares which are authorized but unissued. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of other Options. Shares withheld pursuant to a tax withholding election permitted under Section 13 hereof, and any Shares owned by a Grantee which are used in the exercise of an Option under subsection 8.3 hereof shall be deemed issued under the Plan.

5.  GRANT OF OPTIONS

    Each person who is a Director as of the Effective Date of the Plan under
Section 9 hereof shall, as of the Effective Date, receive a grant of Options respecting 15,000 Shares, and each Director who first becomes a Director after the Effective Date shall, on the date he first becomes a Director, receive a grant of Options respecting 15,000 Shares, in all cases without further action by the Board or otherwise. Such Options shall be in the form set forth as Exhibit A hereto. No person shall receive more than one grant respecting 15,000 Shares.

6.  TERMS AND CONDITIONS OF OPTIONS

    All Options under the Plan shall be granted subject to the following terms and conditions:

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    6.1 The purchase price of each Share subject to an Option shall be 100% of the Fair Market Value of the Shares on the effective grant date of such Option.

    6.2 Options shall expire on the tenth anniversary of the effective date of grant.

    6.3 Options shall be vested (i.e., exercisable) as follows: As to 5,000 shares, on and after the twelve month anniversary of the date of grant; as to another 5,000 shares, on and after the twenty-four month anniversary of the date of grant; and as to the final 5,000 shares, on and after the thirty-six month anniversary of the date of grant.

    6.4 Notwithstanding subsection 6.3 hereof, in the event of the death of an Option holder during his term as a Director, all outstanding unvested Options held by him shall become immediately exercisable.

    6.5 After the termination of an Option holder's term as a Director for any reason, the Option shall be exercisable only as to those Shares and other securities, if any, which were subject to the exercise of such Option on the date of termination (including those shares and other securities, if any, subject to the exercise as a consequence of subsection 6.4 hereof).

     6.6 Options, whether vested or not, shall expire to the extent unexercised on the date which is 90 days after the date a Director's term as a Director shall terminate; provided however, that in the event of the death of a Director during such person's term as a Director or during the 90-day period following expiration of such term, such Options shall expire to the extent unexercised by such person's Successor on that date which is 12 months after the date of death; provided however, if the term of a director does not continue due to the terms of any plan or arrangement involving any merger, consolidation or other event specified in Section 6.8, 6.9 or 6.10 or if the director is not elected to continue in office for three years following such an event or is removed without cause from such office within three years following such an event, then all options that are exercisable at the time of such event or that become exercisable due to such event shall not expire until the earlier of (a) twelve months following the date of death of the director or (b) the end of the original term of the option regardless of the date of termination of an Option holder's term as a Director.

    6.7 Each Grantee may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or rights under the Plan is to be paid or transferred in case of his death before he receives any or all of such benefit or exercises such rights. Each designation will revoke all prior designations by the same Grantee, and will be effective only when filed by the Grantee in writing during his lifetime with the Company's Secretary. In the absence of any such designation, benefits or rights remaining unpaid or unexercised at the Grantee's death shall be paid to or shall be exercisable by his estate, subject to the terms hereof.
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    6.8 Notwithstanding subsection 6.3 hereof, all outstanding unvested Options shall become exercisable immediately if any of the following events occur:

       6.8.1 Any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, provided that this provision shall not apply to the direct, indirect or beneficial ownership of Shares by descendants of W. T. Grant or their spouses, or

       6.8.2 At any time there shall cease to be a majority of the Board comprised as follows: individuals (other than Resigning Directors) who on the Effective Date of this Plan under Section 9 hereof constitute the Board, and any new Director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors on the Effective Date of this Plan or whose election or nomination for election was previously so approved, or

       6.8.3 The requisite percentage of the Company's shareholders shall approve a plan of complete liquidation and dissolution of the Company.

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    6.9 Notwithstanding anything in subsection 6.3 hereof, all outstanding unvested Options held by a Grantee shall become exercisable immediately upon the approval by the requisite percentage(s) of shareholders of all constituent companies to a merger or consolidation involving the Company if, but only if, by the terms of the agreement of merger or consolidation or other contemporaneous related document said Grantee's term as a Director of the Company is not to continue after consummation of the merger or consolidation or is specifically limited in time to a period which does not extend at least until the thirty-six month anniversary of the date of grant.

   6.10 In the event of the dissolution or liquidation of the Company, each outstanding Option shall terminate to the extent that it shall not have been exercised prior to the effective time of such event.

7.  ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

    7.1 In the event that a dividend shall be declared upon the Shares of the Company payable in Shares, the number of Shares then subject to any Option outstanding under the Plan and the number of Shares reserved for Options pursuant to the Plan but not yet subject to Options shall be adjusted by adding to each such Share the number of Shares which would be distributable in respect thereof if such Shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such Share dividend.

    7.2 In the event that a dividend shall be declared upon the Shares of the Company payable in an equity security of the Company other than the Shares, each Option outstanding under the Plan and the number and type of securities issuable under the Plan shall be changed so that thereafter there shall be issuable upon the exercise of Options then outstanding or thereafter granted, in addition to Shares, such number of such other equity security that would have been distributable in respect of Shares subject to outstanding Options or issuable under the Plan had such Shares been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such equity security dividend.

    7.3 In the event that a dividend shall be declared upon Shares (or other securities that, with the Shares, comprise a Unit) of the Company payable in cash or other property (other than Shares or other equity securities of the Company) and the aggregate amount of the cash or Book Value of the property payable to shareholders pursuant to such dividend exceeds 10% of the Company's total assets on a consolidated basis, the Option exercise price for each Share (or Unit, if applicable) subject to an Option shall be reduced on the date following the payment date of such dividend by the aggregate amount of cash and the Fair Market Value of any other property payable with respect to each outstanding Share pursuant to such dividend.

    7.4 In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity, whether through reorganization, recapitalization, split-up, combination of shares, merger, consolidation or otherwise, then there shall be substituted for each Share subject to any outstanding Option and for each Share reserved for Options pursuant to the Plan but not yet subject to Options the number and kind of shares or other securities into which each outstanding Share shall have been so changed or for which each such share shall have been exchanged.

    7.5 In the case of any substitution or adjustment as provided for in subsections 7.1, 7.2 or 7.4 hereof, the Option price set forth in each outstanding Option for each Share covered thereby prior to such substitution or adjustment will be the Option price for all Shares or other securities which shall have been substituted for such Share or to which such Share shall have been adjusted pursuant to such subsections.

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    7.6 In the case of any adjustment provided for in subsection 7.2 hereof, the
        Option may thereafter only be exercisable as to Units and the Option exercise price for each Unit will be the aggregate of the Option exercise price for the Shares included within the Unit.

    7.7 No adjustment or substitution provided for in this Section 7 shall require the Company to sell or issue a fraction of a Share or other equity security, and the total substitution or adjustment with respect to each outstanding Option shall be limited accordingly. Upon any adjustment made pursuant to this Section, the Company will, upon request, deliver to the Option holder or to such person's Successor a certificate of its Chief Financial Officer setting forth, with respect to such Option, the Option price thereafter in effect and the number and kind of Shares or other securities thereafter purchasable thereunder.

8.  EXERCISE OF RIGHTS UNDER OPTIONS

    8.1 A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Company may prescribe.

    8.2 The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash or cash equivalents or in Pre-Owned Shares having a Fair Market Value at that time equivalent to the purchase price of the Shares or Units to be purchased, or a combination thereof.

    8.3 In lieu of delivery of a stock certificate or certificates evidencing Shares tendered by the Grantee in payment of the purchase price in exercising an Option, the Grantee may furnish a notarized statement executed by the Grantee, in such form as prescribed by the Company, as payment for all or a portion of the purchase price for Shares or Units to be purchased. The statement shall recite the number of Shares or Units being purchased by the Grantee pursuant to the Option and the number of Pre-Owned Shares owned by the Grantee which otherwise could be freely delivered as payment of the purchase price by the Grantee based on their Fair Market Value at that time. The Grantee will then be issued a certificate(s) for (a) new Shares equal to the number of Shares acquired by the Grantee hereunder upon exercise of the Option, less the number of Pre-Owned Shares owned by the Grantee and described in the notarized statement, and (b) if applicable, other securities comprising the Units as to which the exercise relates.

    8.4 No Shares or other securities shall be issued upon exercise of an Option until full payment has been made therefor.

    8.5 Upon exercise of an Option but before a distribution of Shares or other securities in satisfaction thereof, the Grantee may request in writing that the Shares or other securities to be issued in satisfaction of the Option exercise be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

    8.6 All notices or requests to the Company provided for herein shall be delivered to the Secretary of the Company.

9.  EFFECTIVE DATE OF THE PLAN AND DURATION

    9.1 The Plan shall become effective on the date upon which the Company files a definitive Proxy Statement with the Securities and Exchange Commission respecting a Special Meeting of Company shareholders, called for the purpose of considering and voting upon a proposal to amend the Company's Articles of Incorporation to change the Company's name to Lab Holdings, Inc.
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
    9.2 The Plan shall remain in effect until all Options have been exercised in accordance herewith, but no Options may be granted under the Plan after September 15, 2007. The provisions of any Option may be amended at any time prior to the end of its Term in accordance with the Plan.

10. SHAREHOLDER STATUS

    No person shall have any rights as a shareholder by virtue of the grant of an Option under the Plan, except with respect to Shares or other securities actually issued to that person.

11. POSTPONEMENT OR NON-EXERCISE

    The Company shall not be required to issue any certificate or certificates for Shares or other securities upon the exercise of an Option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or other securities, if any; and (iii) the completion of any registration or other qualification of such Shares or other securities, if any, under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of the terms and conditions of any Option or any provisions of the Plan to recognize the exercise of an Option or to sell or issue Shares or other securities in violation of the Securities Act or the law of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or in issuing any Shares or other securities hereunder shall not extend the Term of an Option and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Option, to a Successor or to any other person with respect to any Shares or other securities, including those as to which an Option shall lapse because of such postponement.

12. TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

    The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that to the extent shareholder approval is required by regulations issued under the Securities Act or the Exchange Act, in order to create or preserve Company or Grantee benefits or rights under or with respect to Options, the Board shall not, without authorization of the shareholders, effect any change (other than through adjustment for changes in capitalization or as otherwise herein provided) which:

         (i) increases the aggregate number of Shares for which Options may be granted under the Plan or increases the maximum number of Shares for which Options may be granted to any one Grantee;

         (ii) lowers the minimum Option exercise price;

        (iii) lengthens the maximum period during which an Option may be exercised;

         (iv) materially modifies the requirements as to eligibility to participate in the Plan;

         (v) extends the period of time during which Options may be granted; or

         (vi) materially increases the benefit accruing to Grantees.

    Notwithstanding the foregoing, (i) the Board may amend the Plan, without shareholder authorization, to comply with Section 16(b) of the Exchange Act or regulations issued thereunder, to effect registration of the Plan or securities issuable thereunder under the Securities Act or the securities laws of any state, or to obtain any required regulatory approval and (ii) if amendments to the Code or to the Securities Act or Exchange Act, or regulations issued thereunder, are adopted after the Effective Date of the Plan under Section 9 hereof, which amendments permit termination, suspension or modification of the Plan, including but not limited to the changes referred to above, without shareholder approval, no authorization by the Company's shareholders of any Board action hereunder shall be required.

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    No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Option granted before the date of such termination, suspension or modification unless such Grantee or Successor shall consent, but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

13. TAXES

   13.1 The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Option exercise, after giving notice to the Grantee, and the Company may defer issuance of Shares or other securities in connection with an Option exercise if any such tax, charge or assessment may be pending, until indemnified to its satisfaction.

   13.2 In connection with the exercise of an Option, a Grantee may make an irrevocable election to have Shares or Units otherwise issuable withheld, or tender back to the Company Shares received, or deliver to the Company previously-acquired Shares, having a Fair Market Value at the time sufficient to satisfy all or part of the Company's total federal, state, local and other tax withholding obligations associated with the transaction.

14. APPLICATION OF PROCEEDS

    The proceeds received by the Company from the issuance of Shares or Units under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

15. OTHER ACTIONS

    Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

16. GENDER AND NUMBER

    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

17. REQUIREMENTS OF LAW, GOVERNING LAW

    The granting of Options and the issuance of Shares or Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges and self-regulating entities as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Missouri.

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